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                                                                   EXHIBIT 10.37

                     THE BNS CO. SAVINGS AND RETIREMENT PLAN

                                 Amendment No. 1

         WHEREAS the BNS Co. Savings and Retirement Plan (the "Plan") was amended to include "good faith EGTRRA plan amendments" within the meaning of Notice 2001-57, but did not incorporate the recent changes described in Revenue Ruling 2002-27;

         NOW, THEREFORE, pursuant to Section 12.1 of the Plan, the Board of Directors of BNS Co. hereby amend the Plan as follows, effective January 1, 1998:

         Section 2.41 is hereby amended by adding the following sentence to the end thereof:

     "For purposes of this Section, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. To the extent required by applicable law or IRS guidance, an amount will be treated as an amount under Code Section 125 pursuant to this Section only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan."

         IN WITNESS WHEREOF, BNS Co. has caused this amendment to be executed by its duly authorized officer this 20th day of December, 2002.

                                              BNS Co.

                                              By: /s/ Andrew C. Genor
                                                 --------------------------
                                                  Andrew C. Genor
                                                  President and CEO